Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER 2015 RESULTS
Third Quarter Basic Adjusted EPS of $0.10;
Third Quarter Pre-Tax Income of $4.7 million;
Third Quarter Revenue of $75.2 million

PLANO, Texas, November 12, 2015 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“we,” “Green Brick” or the “Company”), today reported results for its third quarter and nine months ended September 30, 2015.

Results for the Third Quarter Ended September 30, 2015:

•	Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the three months ended September 30, 2015 was $0.10. See “Reconciliation of Non-GAAP Financial Measures.”

•
The dollar value of backlog units as of September 30, 2015 was $98.3 million, an increase of 20.8% compared to September 30, 2014. The average sales price of homes in backlog increased $82,060, or 24.4%, to $418,157 for the three months ended September 30, 2015, compared to $336,097 for the three months ended September 30, 2014. Homes under construction increased 28.4% to 543 as of September 30, 2015, compared to 423 as of September 30, 2014.

•	For the three months ended September 30, 2015, the Company had revenue of $75.2 million, gross profit of $15.8 million, and pre-tax income of $4.7 million.

•
Builder operations revenue for the three months ended September 30, 2015 was $69.2 million, an increase of 73.3%, compared to $39.9 million for the three months ended September 30, 2014. Land development revenue for the three months ended September 30, 2015 was $6.0 million compared to $9.8 million for the three months ended September 30, 2014. The decrease in land development revenue is due primarily to an increase in lot sales to Green Brick's builders where revenue is not recognized until the house closing.

Results for the Nine Months Ended September 30, 2015:

•	Basic adjusted net income attributable to Green Brick per common share (“Adjusted EPS”) for the nine months ended September 30, 2015 was $0.45. See “Reconciliation of Non-GAAP Financial Measures.”

•	The Company increased homebuilding starts by 22.4% to 541 units during the nine months ended September 30, 2015, from 442 units for the nine months ended September 30, 2014.

•	For the nine months ended September 30, 2015, the Company had revenue of $205.6 million, gross profit of $49.4 million, and pre-tax income of $16.8 million.

•
Builder operations revenue for the nine months ended September 30, 2015 was $179.2 million, an increase of 23.9%, compared to $144.6 million for the nine months ended September 30, 2014. Land development revenue for the nine months ended September 30, 2015 was $26.4 million compared to $33.9 million for the nine months ended September 30, 2014. The decrease in land development revenue is due primarily to an increase in lot sales to Green Brick's builders where revenue is not recognized until the house closing.

“Despite a challenging labor market and slower sales in Atlanta, our builder revenues grew 73% from third quarter 2014 to third quarter 2015,’’ stated James R. Brickman, Green Brick’s Chief Executive Officer. “We are continuing to find attractive “A” location land investments that should translate into profitable growth for years to come. Since the summer of 2014, we have quietly been finalizing entitlements and planning on numerous land development opportunities. In the coming weeks and months, we expect to utilize our strong balance sheet to opportunistically pursue attractive land purchases and other prospects to improve long term shareholder value and accelerate our growth in 2016 and beyond.” Mr. Brickman added, “During tomorrow’s earnings call we will provide depth and insight regarding our recent Form 8-K filing, which updated our earnings guidance.”

Explanatory Note Regarding Historical Results:
Results for periods prior to the completion of the Company’s acquisition of JBGL Builder Finance LLC and its consolidated subsidiaries and affiliated companies (collectively, “Builder Finance”), and JBGL Capital Companies (“Capital”), a combined group of commonly managed limited liability companies and partnerships (collectively with Builder Finance, “JBGL”) on October 27, 2014 (the “Transaction”) are JBGL’s historical results, as the Transaction is reflected as a “reverse recapitalization.”

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Due to the tax effects of the Transaction on October 27, 2014, net income attributable to Green Brick per share for the three and nine months ended September 30, 2015 is not comparable to net income attributable to Green Brick per share for the three and nine months ended September 30, 2014. Furthermore, the weighted average shares outstanding for the three and nine months ended September 30, 2014 (which does not reflect the effects of the rights offering conducted as part of the Transaction) is not indicative of the Company's future weighted average shares outstanding.

The following table calculates the non-GAAP measure of Adjusted EPS for the three and nine months ended September 30, 2015 and September 30, 2014 and reconciles these amounts to net income attributable to Green Brick, as reported and prepared in accordance with GAAP. Adjusted EPS for the three and nine months ended September 30, 2014 means pre-tax income for the period presented divided by the weighted average number of common shares outstanding for the three and nine months ended September 30, 2015. Pre-tax income represents net income attributable to Green Brick for the period excluding provision for income taxes attributable to Green Brick due to the change in tax status of the JBGL entities, from pass through entities to taxable entities, during the three months ended December 31, 2014.

(In thousands, except per share amounts):	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Basic Adjusted EPS
Net income attributable to Green Brick —basic	$2,826	$3,694	$10,632	$18,453
Income tax provision attributable to Green Brick	$1,832	$—	$6,143	$301
Pre-tax income	$4,658	$3,694	$16,775	$18,754
Adjusted weighted-average number of shares outstanding —basic	48,495	48,495	37,125	37,125
Basic Adjusted EPS	$0.10	$0.08	$0.45	$0.51
Diluted Adjusted EPS
Net income attributable to Green Brick —diluted	$2,826	$3,694	$10,632	$18,453
Income tax provision attributable to Green Brick	$1,832	$—	$6,143	$301
Pre-tax income	$4,658	$3,694	$16,775	$18,754
Adjusted weighted-average number of shares outstanding —diluted	48,595	48,595	37,161	37,161
Diluted Adjusted EPS	$0.10	$0.08	$0.45	$0.50

The following table calculates the non-GAAP measure of Adjusted Homebuilding Gross Margin for the three and nine months ended September 30, 2015 and September 30, 2014 and reconciles these amounts to homebuilding gross margin, as reported and prepared in accordance with GAAP.

(In thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Homebuilding gross margin	$13,992	$12,669	$42,100	$38,742
Add back: capitalized interest charged to cost of sales	$1,389	$—	$2,315	$105
Adjusted Homebuilding Gross Margin	$15,381	$12,669	$44,415	$38,847

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter and nine months ended September 30, 2015 at 12:00 p.m. Eastern Time on Friday, November 13, 2015. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 73358015. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on November 13, 2015 through 11:59 p.m. Eastern Time on November 20, 2015. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 73358015.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Sale of residential units	$69,165	$39,901	$179,195	$144,586
Sale of land and lots	6,033	9,775	26,442	33,942
Total revenues	75,198	49,676	205,637	178,528
Cost of residential units	55,173	27,232	137,095	105,844
Cost of land and lots	4,217	7,420	19,095	25,329
Total cost of sales	59,390	34,652	156,190	131,173
Total gross profit	15,808	15,024	49,447	47,355
Salary expense	(5,062)	(3,631)	(14,571)	(9,608)
Management fees expense – related party	—	(390)	—	(1,160)
Selling, general and administrative expense	(3,385)	(4,639)	(9,700)	(9,412)
Operating profit	7,361	6,364	25,176	27,175
Interest expense	—	(308)	(281)	(1,016)
Depreciation and amortization expense	(621)	(168)	(1,209)	(415)
Interest and fees income	—	44	—	295
Interest on direct financing leases income	—	139	13	568
Other income, net	402	(8)	1,008	474
Income before provision for income taxes	7,142	6,063	24,707	27,081
Income tax provision	1,856	—	6,229	338
Net income	5,286	6,063	18,478	26,743
Less: net income attributable to noncontrolling interests	2,460	2,369	7,846	8,290
Net income attributable to Green Brick Partners, Inc.	$2,826	$3,694	$10,632	$18,453

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.06	$0.33	$0.29	$1.66
Diluted	$0.06	$0.33	$0.29	$1.66
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	48,495	11,109	37,125	11,109
Diluted	48,595	11,109	37,161	11,109

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
New Homes Delivered and Home Sales Revenue	2015	2014	Change	%	2015	2014	Change	%
New homes delivered	154	131	23	17.6%	461	423	38	9.0%
Home sales revenue ($ in thousands)	$69,165	$39,901	$29,264	73.3%	$179,195	$144,586	$34,609	23.9%
Average sales price of home delivered	$449,123	$304,583	$144,540	47.5%	$388,709	$341,810	$46,899	13.7%

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
Land and Lots Sales Revenue	2015	2014	Change	%	2015	2014	Change	%
Land and lots sold	54	100	(46)	(46.0)%	239	342	(103)	(30.1)%
Land and lots sales revenue ($ in thousands)	$6,033	$9,775	$(3,742)	(38.3)%	$26,442	$33,942	$(7,500)	(22.1)%
Average sales price of land and lots sold	$111,716	$97,752	$13,964	14.3%	$110,635	$99,247	$11,388	11.5%

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
New Home Orders & Backlog	2015	2014	Change	%	2015	2014	Change	%
Net new home orders	140	133	7	5.3%	487	483	4	0.8%
Average selling communities	43	29	14	48.3%	41	29	12	41.4%
Selling communities at end of period	42	29	13	44.8%	42	29	13	44.8%
Backlog ($ in thousands)					$98,267	$81,336	$16,931	20.8%
Backlog (units)					235	242	(7)	(2.9)%
Average sales price of backlog					$418,157	$336,097	$82,060	24.4%

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. The Company owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities.

Forward-Looking and Cautionary Statements
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: cyclicality in the homebuilding industry and adverse changes in general economic conditions; fluctuations and cycles in value of, and demand for, real estate investments; significant inflation or deflation; the unavailability of subcontractors; labor and raw material shortages and price fluctuations; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire undeveloped land, partially-finished developed lots and finished lots suitable for residential homebuilding at reasonable prices; an inability to develop communities successfully or within expected timeframes; an inability to sell properties in response to changing economic, financial and investment conditions; risks related to participating in the homebuilding business through controlled homebuilding subsidiaries; risks relating to buy-sell provisions in the operating agreements governing two builder subsidiaries; risks related to geographic concentration; risks related to government regulation; the interpretation of or changes to tax, labor and environmental laws; the timing of receipt of regulatory approvals and of the opening of projects; fluctuations in the market value of land, building lots and housing inventories; volatility of mortgage interest rates; the unavailability of mortgage financing; the number of foreclosures in our markets; interest rate increases or adverse changes in federal lending programs; increases in unemployment or underemployment; any limitation on, or reduction or elimination of, tax benefits associated with owning a home; the occurrence of severe weather or natural disasters; high cancellation rates; competition in the land development, homebuilding and financial services industries; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; risks related to environmental laws and regulations; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; the seasonality of the homebuilding industry; utility and resource shortages or rate fluctuations; the failure of employees or other representatives to comply with applicable regulations and guidelines; future litigation, arbitration or other claims; uninsured losses or losses in excess of insurance limits; cost and availability of insurance and surety bonds; continued volatility and uncertainty in the credit markets and broader financial markets; availability, terms and deployment of capital; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755